As filed with the Securities and Exchange Commission on July 14, 2000.
                                                     Registration No. __________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          ----------------------------

                                    FORM 8-A

                For Registration of Certain Classes of Securities
                     Pursuant to Section 12(b) or (g) of the
                         Securities Exchange Act of 1934

                          ----------------------------

                         eROOMSYSTEM TECHNOLOGIES, INC.
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             (Exact name of registrant as specified in its charter)

                Nevada                                   87-0540713
----------------------------------------    ------------------------------------
(State of incorporation or organization)    (I.R.S. Employer Identification No.)


  3770 Howard Hughes Parkway, Suite 175, Las Vegas, Nevada           89109
-------------------------------------------------------------   ----------------
         (Address of principal executive offices)                  (Zip Code)

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box./ /

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box./ /

If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box./ /

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box./ X /

Securities Act registration statement file number to which this form relates:
333-34882

Securities to be registered pursuant to Section 12(b) of the Act:


       Title of each class                      Name of each exchange on which
       to be so registered                      each class is to be registered
              N/A                                            N/A

Securities to be registered pursuant to Section 12(g) of the Act:

                    Common Stock, $0.001 par value per share
--------------------------------------------------------------------------------
                                (Title of class)

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         Incorporated herein by reference is the description of the common stock of eRoomSystem Technologies, Inc., $.001 par value per share, set forth under the heading "Description of Capital Stock" contained in the Registrant's Registration Statement on Form SB-2 (Registration No. 333-34882) under the Securities Act of 1933, as initially filed on April 14, 2000 and as amended.

ITEM 2.  EXHIBITS.

         The following exhibits are filed as part of this registration statement:


     EXHIBIT NUMBER       DESCRIPTION OF DOCUMENT
         2.01             Agreement and Plan of Reorganization by and between
                          RoomSystems International Corporation and RoomSystems,
                          Inc. dated December 31, 1999, incorporated by
                          reference to Exhibit 2.01 to the Registrant's
                          Registration Statement on Form SB-2, as filed with the
                          Securities and Exchange Commission on April 14, 2000
                          (File No. 333-34882) (the "Registration Statement").

         2.02             Transfer Pricing Agreement by and between RoomSystems
                          International Corporation and RoomSystems, Inc. dated
                          December 31, 1999, incorporated by reference to
                          Exhibit 2.02 to the Registration.

         3.01             Amendment and Restatement of Articles of
                          Incorporation, incorporated by reference to Exhibit
                          3.01 to the Registration Statement.

         3.06 Amended and Restated Bylaws, incorporated by reference to Exhibit 3.05 to the Registrant's Pre-Effective
                          Amendment No. 1 to its Registration Statement on Form
                          SB-2, as filed with the Securities and Exchange
                          Commission on June 9, 2000).

         3.07             Second Amendment and Restatement of Articles of
                          Incorporation, incorporated by reference to Exhibit
                          3.07 to the Registrant's Pre-Effective Amendment No. 2 to its Registration Statement on Form SB-2, as filed with the Securities and Exchange Commission on July
                          14, 2000)

         3.08 Second Amended and Restated Bylaws, incorporated by reference to Exhibit 3.08 to the Registrant's
                          Pre-Effective Amendment No. 2 to its Registration
                          Statement on Form SB-2, as filed with the Securities and Exchange Commission on July 14, 2000)

         4.01 Form of Common Stock Certificate, incorporated by reference to Exhibit 4.01 to the Registration.


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

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                  eROOMSYSTEM TECHNOLOGIES, INC.

                                  Date:       July 14, 2000


                                  By:         /s/ GREGORY L. HRNCIR
                                        ----------------------------------------
                                              Gregory L. Hrncir
                                              General Counsel and Secretary


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